UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2013

ML BLUETREND FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-53794	26-2581977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
Four World Financial Center – 11th Floor
250 Vesey Street
New York, NY 10080
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:       (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Units are privately offered and sold to “accredited investors” (as defined in Rule 501(a) under the Securities Act) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 thereunder.  The selling agent of the Units was Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPF&S”).

CLASS A	Subscription		CLASS C	Subscription
	Amount	Units		Amount	Units

November 14, 2013	$55,709	54,611	November 14, 2013	$3,414,491	3,486,665

CLASS D	Subscription		CLASS I	Subscription
	Amount	Units		Amount	Units
November 14, 2013	$-	-	November 14, 2013	$-	-

CLASS DS	Subscription		CLASS DT	Subscription
	Amount	Units		Amount	Units
November 14, 2013	$-	-	November 14, 2013	$-	-

CLASS M	Subscription
	Amount	Units

November 14, 2013	$205,000	217,092

Class A Units are subject to a sales commission paid to MLPF&S ranging from 1.0% to 2.5%.  Class D Units and Class I Units are subject to sales commissions paid to MLPF&S up to 0.5%.  The rate assessed to a given subscription is based upon the subscription amount.  Sales commissions are directly deducted from subscription amounts.  Class C, Class DS, Class DT and Class M Units are not subject to any sales commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML BLUETREND FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its Sponsor

By:	/s/ BARBRA E. KOCSIS
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date:  November 19, 2013